Exhibit 32


                                  CERTIFICATION

We, John R. Rice, III and Joseph F. Ingrassia certify that:

1. We have read this quarterly report on Form 10QSB of Alpha Holding, Inc..

2. To our knowledge, the information in this report is true in all important respects as of September 30, 2003; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of September 30, 2003.

For purposes of this certifications, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information was omitted from the report.

Date: November 17, 2003
                                         /s/ John R. Rice, III
                                             -----------------------------------
                                             John R. Rice, III, President


                                         /s/ Joseph F. Ingrassia
                                             -----------------------------------
                                             Joseph F. Ingrassia, Secretary